                           FIRST AMENDMENT AGREEMENT



         THIS FIRST AMENDMENT AGREEMENT dated as of the 17th day of March 1995 is entered into by and among South China (Jersey) Holdings Limited, a Jersey, Channel Islands company (the "Buyer"); Lawrence S. Phillips ("LSP"), in his individual capacity and as a trustee of the trusts created under (i) the Second Amended and Restated Trust Agreement dated January 12, 1995 made by Madelyn S. Phillips (the "Trust A Trust Agreement"), (ii) the Third Amended and Restated Trust Agreement dated December 12, 1994 made by Madelyn S. Phillips (the "Trust B Trust Agreement") and (iii) the Trust Indenture dated November 15, 1989 made by Carol Phillips Green, as grantor (the "Carol Phillips Green 1989 GRIT Trust Agreement"); Carol Phillips Green ("CPG"), in her individual capacity and as a trustee of the trusts created under (i) the Trust A Trust Agreement, (ii) the Trust B Trust Agreement and (iii) the Trust Indenture dated October 31, 1989 made by Lawrence S. Phillips, as grantor (the "Lawrence S. Phillips 1989 GRIT Trust Agreement" and, together with the Trust A Trust Agreement, the Trust B Trust Agreement and the Carol Phillips Green 1989 GRIT Trust Agreement, the "Trust Agreements"; the trusts created under the Trust Agreements are sometimes hereinafter collectively referred to as the "Trusts"); Cathy Green ("CG"), solely in her capacity as a trustee of the trust created under the Carol Phillips Green 1989 GRIT Trust Agreement; Madelyn S. Phillips ("MSP"), solely in her individual capacity; Roxane Phillips ("RP"), solely in her individual capacity; Laura Phillips ("LP"), solely in her individual capacity; and Douglas Green ("DG"), solely in his individual capacity. LSP, CPG, and CG in their capacities as trustees under the Trusts are sometimes hereinafter referred to as the "Trustees" and the Trustees, together with LSP, CPG, MSP, RP, LP and DG, in their individual capacities, are hereinafter collectively referred to as the "Shareholders."

                              W I T N E S S E T H:

         WHEREAS, the Buyer and the Shareholders entered into that certain Stock Purchase Agreement dated February 14, 1995 (the "Stock Purchase Agreement") pursuant to which the Buyer has agreed to purchase from the Shareholders, and the Shareholders have agreed to sell to the Buyer, the number of shares of Common Stock, par value $1.00 per share (the "Common Stock") of Phillips-Van Heusen Corporation, a Delaware corporation (the "Corporation"), described therein; and

         WHEREAS, the parties to the Stock Purchase Agreement wish to amend the terms thereof to reflect the reduction in the number of shares of Common Stock to be sold by LSP and Trust B thereunder.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

         1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

         2. Schedule 1 of the Stock Purchase Agreement is hereby amended to read in its entirety as set forth in Exhibit A hereto.

         3. Except to the extent each is expressly amended by the terms of this First Amendment Agreement, all terms and conditions of the Stock Purchase Agreement and all other instruments and agreements executed thereunder remain in full force and effect.

         4. The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the internal laws of the State of New York without regard to the conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment Agreement on the date first above written.

                                  SOUTH CHINA (JERSEY) HOLDINGS
                                    LIMITED


                                  By:       R. Lee
                                            ------------------------------------
                                     Name:  R. Lee
                                     Title: Director


                                  By:      Lawrence S.  Phillips
                                           -------------------------------------
                                           Lawrence S.  Phillips,  individually,
                                           and as a  Trustee  under  the  Trusts
                                           created   under  the  Trust  A  Trust
                                           Agreement,    the   Trust   B   Trust
                                           Agreement  and  the  Carol   Phillips
                                           Green 1989 GRIT Trust Agreement


                                  By:      Carol P. Green
                                           -------------------------------------
                                           Carol P. Green, individually , and as
                                           a Trustee  under the  Trusts  created
                                           under  the  Trust A Trust  Agreement,
                                           the Trust B Trust  Agreement  and the
                                           Lawrence S.  Phillips 1989 GRIT Trust
                                           Agreement

                                  By:      Cathy  Green
                                           -------------------------------------
                                           Cathy  Green,  solely in her capacity
                                           as a Trustee  under the Trust created
                                           under the Carol  Phillips  Green 1989
                                           GRIT Trust Agreement


                                  By:      Madelyn  S.  Phillips
                                           -------------------------------------
                                           Madelyn  S.  Phillips,  solely in her
                                           individual capacity


                                  By:      Roxane   Phillips
                                           -------------------------------------
                                           Roxane   Phillips,   solely   in  her
                                           individual capacity


                                  By:      Laura   Phillips
                                           -------------------------------------
                                           Laura   Phillips,   solely   in   her
                                           individual capacity


                                  By:      Douglas   Green
                                           -------------------------------------
                                           Douglas   Green,    solely   in   his
                                           individual capacity

                     EXHIBIT A TO FIRST AMENDMENT AGREEMENT

                                   SCHEDULE 1

                                 SHAREHOLDINGS


                                                    Number of        Total
    Owner                                          Shares Held   Purchase Price
Part A.

Lawrence S. Phillips                                   647,497    $11,654,946.00

Carol P. Green                                         145,448    $ 2,618,064.00

Madelyn S. Phillips                                     75,601    $ 1,360,818.00

Roxane Phillips                                            790    $    14,220.00

Douglas Green                                            3,000    $    54,000.00

Laura Phillips                                           2,550    $    45,900.00

Part B.

Carol P. Green and Lawrence S. Phillips,               916,685    $16,500,330.00
as Trustees under SECOND AMENDED AND
RESTATED TRUST AGREEMENT, dated
January 12, 1995, made by Madelyn S.
Phillips, as grantor ("Trust A")

Lawrence S. Phillips and Carol P. Green,               765,223    $13,774,014.00
as Trustees under THIRD AMENDED AND
RESTATED TRUST AGREEMENT, dated
December 12, 1994, made by Madelyn S.
Phillips, as grantor ("Trust B")

Carol P. Green, as Trustee under TRUST                 194,000    $ 3,492,000.00
INDENTURE dated October 31, 1989, made by
Lawrence S. Phillips, as grantor ("Lawrence S.
Phillips 1989 GRIT")

                                                         2

                                                    Number of        Total
    Owner                                          Shares Held   Purchase Price

Cathy Green and Lawrence S. Phillips, as                85,000    $ 1,530,000.00
Trustees under TRUST INDENTURE dated
November 15, 1989, made by Carol P. Green
("Carol P. Green 1989 GRIT")